SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2003

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Swanson Road, Boxborough, MA	01719
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 263-8000

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

On October 24, 2003, Robert L. Bowen resigned his position as Vice President, Chief Financial Officer and Treasurer of Cytyc Corporation (the “Company”) effective immediately in order to pursue other interests. There were no disagreements between Mr. Bowen and the Company relating to the operations, policies and practices of the Company. Leslie Teso-Lichtman, who has served as Controller since June 1998 and Vice President, Controller of the Company since August 1, 1999, will assume the duties of Chief Financial Officer and Treasurer until a permanent successor is hired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ PATRICK J. SULLIVAN
Patrick J. Sullivan Chairman, Chief Executive Officer, and President

Date: October 24, 2003